UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2012

ACE LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Baerengasse 32

CH-8001 Zurich, Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 9, 2012, the Board of Directors (the “Board”) amended the Organizational Regulations of ACE Limited (the “Company”), primarily to clarify duties and responsibilities of the committees of the Board of Directors and to conform to changes in committee charters. Changes included clarification of Audit Committee responsibilities with respect to risk assessment and risk management in light of the Risk & Finance Committee’s responsibilities; clarification of duties and responsibilities of the Nominating and Governance Committee with respect to review of (i) legal compliance of affiliated political action committees and (ii) insider and affiliated party transactions; and clarification of the Executive Committee provisions to expressly provide for the Nominating and Governance Committee to review such charter periodically (as it deems advisable). A copy of the amended and restated Organizational Regulations is attached hereto as Exhibit 3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3	Organizational Regulations of the Company, as amended and restated

4	Organizational Regulations of the Company, as amended and restated (Incorporated by reference to Exhibit 3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Paul B. Medini
Paul B. Medini
Chief Accounting Officer

DATE: August 15, 2012

EXHIBIT INDEX

Number	Description	Method of Filing
3	Organizational Regulations of the Company, as amended and restated	Furnished herewith
4	Organizational Regulations of the Company, as amended and restated	Incorporated by reference to Exhibit 3 hereof